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                                  EXHIBIT 10-26


                                                                  EXECUTION COPY







                   SUPPLEMENTAL RECEIVABLES PURCHASE AGREEMENT



                                      among



                            LAM RESEARCH CORPORATION



                    ABN AMRO BANK N.V., CAYMAN ISLANDS BRANCH



                             LAM RESEARCH CO., LTD.


                                       and



                        ABN AMRO BANK N.V., TOKYO BRANCH

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                         RECEIVABLES PURCHASE AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, dated as of June 28, 1995, is entered into by and among:

(1) LAM RESEARCH CORPORATION, a company incorporated in Delaware and having its chief executive office at 4650 Cushing Parkway, Fremont, California 94538-6401 ("LRC");

(2) ABN AMRO BANK N.V., acting through its CAYMAN ISLANDS BRANCH, a branch licensed in the Cayman Islands and having its office at 335 Madison Avenue, 16th Floor, New York, New York 10017 ("ABN CAYMAN");

(3) LAM RESEARCH CO., LTD., a company incorporated in Japan and having its registered office at 1-1-10, Oyama, Sagamihara-shi, Kanagawa (in its capacity as the seller of receivables hereunder, the "SELLER");

(4) ABN AMRO BANK N.V., acting through its TOKYO BRANCH, a branch licensed in Japan and having its registered office at Shiroyama JT Mori Building, 3-1, 4-chome, Toranomon, Minato-ku, Tokyo (the "PURCHASER"); and

(5) LAM RESEARCH CO., LTD., a company incorporated in Japan and having its registered office at 1-1-10, Oyama, Sagamihara-shi, Kanagawa (in its capacity as the collection agent for receivables hereunder, the "COLLECTION AGENT").

RECITALS:

(A) LRC and the Seller have sold to Sumitomo Metal Industries, Ltd., a Japanese corporation which has acted as LRC's and the Seller's Japanese distributor (the "BUYER"), certain semiconductor capital equipment (the "EQUIPMENT") on account. The Buyer has in turn sold the Equipment to other Japanese corporations (the "END-USERS") on account.

(B) Pursuant to a Receivables Purchase Agreement dated as of March 23, 1995 (the "EXISTING RECEIVABLES AGREEMENT") among LRC (in its capacity as the seller thereunder), ABN Cayman and LRC (in its capacity as the collection agent thereunder), LRC sold to ABN Cayman certain of the receivables owed to LRC by the Buyer.

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(C)  The Seller and the Purchaser now have agreed, upon the terms and subject to the conditions set forth herein, that the Seller will sell to the Purchaser the receivable described in the FIRST SCHEDULE hereto, which is a receivable owed to the Seller by the Buyer and arose from the sale by the Seller to the Buyer of certain of the Equipment (the "RECEIVABLE").

(D) The Collection Agent has agreed, upon the terms and subject to the conditions set forth herein, to act as the agent of the Purchaser in connection with the collection of the receivable sold to the Purchaser pursuant to this Supplemental Agreement.

(E) LRC (in its capacities as both seller and collection agent under the Existing Receivables Agreement), ABN Cayman, the Seller, the Purchaser and the Collection Agent now wish to supplement the Existing Receivables Agreement by entering into this Supplemental Agreement to set forth the terms and conditions upon which the Purchaser will purchase the Receivable.

THE PARTIES HERETO HEREBY AGREE as follows:



                                     PART 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Supplemental Agreement and in the Schedules, unless otherwise defined therein or unless the context otherwise requires, the following terms shall have the following meanings:

     "ABN CAYMAN" has the meaning given to that term in CLAUSE (2) OF THE INTRODUCTORY PARAGRAPH hereof.

     "ACCEPTANCE" means, for any Equipment, the acceptance by the End-User of such Equipment in a manner which obligates the End-User to pay to the Buyer an amount equal to the full Face Amount of the Purchased Receivable arising out of the sale of such Equipment to the Buyer.

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     "ADJUSTED LIBO RATE" means, for any period and amount, the per annum rate equal to the sum of (i) the LIBO Rate for such period and amount plus (ii) three-fourths of one percent (0.75%).

     "ASSIGNMENT" means an assignment substantially in the form of PART 1 OF THE THIRD SCHEDULE.

     "BUYER" has the meaning given to that term in RECITAL (A).

     "CAPITAL" means, at any date as of which the amount thereof is to be determined, the sum of (i) Total Debt and (ii) Tangible Net Worth.

     "CLOSING DATE" means June 30, 1995, or such later date as the parties hereto may agree.

     "COLLECTION AGENT" has the meaning given to that term in CLAUSE (5) OF THE INTRODUCTORY PARAGRAPH hereof.

     "COLLECTIONS" means all payments by or on behalf of the Buyer received in respect of the Receivable, whether in the form of cash, electronic money transfer or any other form of payment.

     "CONTINGENT OBLIGATION" means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable. The amount of any Contingent Obligations shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "CURRENT LIABILITIES" means, at any date as of which the amount thereof is to be determined, the consolidated current liabilities of LRC and its subsidiaries determined in accordance with generally accepted accounting principals.

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     "DAILY RATE" means, for any day, the per annum rate equal to the greater of
     (i) the rate quoted on such day by two or more commercial banks in Tokyo as the short-term prime rate for short-term borrowings in Yen by prime borrowers in Tokyo and (ii) the Adjusted LIBO Rate for one-week Yen deposits determined by the Purchaser on such day (for delivery two London Banking Days after such day), such rate to change on each day as the short-term prime rate and Adjusted LIBO Rate for one-week Yen deposits shall change.

     "DEBT" of any person means, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles,
     (v) all obligations of such person as lessee which are not capitalized in accordance with generally accepted accounting principles but which are secured by an encumbrance upon any property of such person, and (vi) all debt secured by an encumbrance on any asset of such person, whether or not such debt is otherwise guaranteed by such person.

     "DISCOUNT AMOUNT" means, for the Purchased Receivable, the product of (i) the Face Amount of the Purchased Receivable times (ii) the Discount Rate for the Discount Period and Face Amount for the Purchased Receivable.

     "DISCOUNT PERIOD" means, for the Purchased Receivable, the period commencing on the Closing Date and ending on the Tentative Due Date for the Purchased Receivable.

     "DISCOUNT RATE" means, for any Discount Period and amount, a fraction (expressed as a percentage rounded up to the nearest one thousandth of one percent) calculated as follows:

          D =    L x P/360
              ---------------
              1 + (L x P/360)

     Where:

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          D =  the Discount Rate;
          L = the Adjusted LIBO Rate (expressed as a decimal number) for such Discount Period and amount; and
          P =  the number of days in such Discount Period.

     "DISCOUNT REDUCTION AMOUNT" means, with respect to the Purchased Receivable if the Payment Date occurs prior to the Tentative Due Date, an amount equal to the product of (i) the Discount Amount for the Purchased Receivable times (ii) a fraction (expressed as a percentage rounded down to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the Payment Date and ending on the Tentative Due Date and the denominator of which is the number of days in the Discount Period for the Purchased Receivable.

     "END-USERS" has the meaning given to that term in RECITAL (A).

     "EQUIPMENT" has the meaning given to that term in RECITAL (A).

     "EXISTING RECEIVABLES AGREEMENT" has the meaning given to that term in RECITAL (B).

     "FACE AMOUNT" means, for the Receivable, the amount in Yen which is payable by the Buyer on account of such Receivable, as set forth for the Receivable in the Assignment.

     "FUNDED INTEREST AMOUNT" means, with respect to the Purchased Receivable if the Scheduled Due Date is set to occur after the Tentative Due Date, an amount equal to the interest which would have accrued on the Face Amount of the Purchased Receivable from the Tentative Due Date through the Scheduled Due Date at the Adjusted LIBO Rate for such period and such Face Amount.

     "FUNDED INTEREST ACCRUED AMOUNT" means, with respect to the Purchased Receivable if the Scheduled Due Date is after the Tentative Due Date and the Payment Date or the Repurchase Date occurs prior to the Scheduled Due Date, an amount equal to the product of (i) the Funded Interest Amount for the Purchased Receivable times (B) a fraction (expressed as a

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     percentage rounded up to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the Tentative Due Date and ending on the Payment Date or the Repurchase Date, as the case may be, and the denominator of which is the number of days in the period commencing on the Tentative Due Date and ending on the Scheduled Due Date.

     "GUARANTY" means a guaranty of LRC in the form of the Seventh Schedule.

     "INSOLVENCY EVENT" means, in relation to any person, its winding-up or dissolution or the judgment or declaration of insolvency or bankruptcy or the appointment of an administrator, trustee, liquidator, sequestrator or similar official over its or any of its reserves or assets, the filing or presentation of a petition in relation to any of the foregoing or the commencement of any analogous proceedings in relation thereto, and, in the case of such filing or presentation made by any third party against it, such filing or presentation (i) having resulted in a judgment or declaration of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or dissolution or (ii) having not been dismissed, discharged, stayed or restrained within thirty (30) days.

     "LIBO RATE" means, for any period and amount:

          (i) The per annum rate for deposits in Yen for a term comparable to such period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the second London Banking Day prior to the first day of such period; or

         (ii) If such rate does not appear on the Telerate page 3750 at such time, the arithmetic mean of the rates (expressed as a percentage rounded up to the nearest one thousandth of one percent), determined by the Purchaser to be the per annum rates at which deposits in Yen are offered to ABN AMRO Bank, N.V., London Branch, by two or more prime banks in the London interbank market at or about 11:00 a.m. (London time) on the second London

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               Banking Day prior to the first day of such period (for delivery on the first day of such period) for a term comparable to such period and in an amount approximately equal to such amount.

     "LONDON BANKING DAY" means a day on which commercial banks are open for business (including dealing in foreign exchange and foreign currency deposits) in London.

     "LRC" has the meaning given to that term in CLAUSE (1) OF THE INTRODUCTORY PARAGRAPH hereof.

     "MATERIAL ADVERSE EFFECT" means in relation to any matter, event or circumstance concerning the Seller, LRC or the Collection Agent (insofar as Lam Research Co., Ltd. is the Collection Agent), a likely material adverse effect on the ability of the person concerned to perform its obligations under this Supplemental Agreement, the Assignment or any of the other Transaction Documents.

     "ORIGINAL FINANCIAL STATEMENTS OF THE SELLER" means the audited financial statements of LRC for the financial year ended June 30, 1994 and the unaudited interim financial statements of LRC for the financial quarter ended December 31, 1994.

     "PARTIAL ACCEPTANCE" means, for any Equipment, the acceptance by the End-User of such Equipment in a manner which obligates the End-User to pay to the Buyer an amount equal to a portion of the Face Amount of the Purchased Receivable arising out of the sale of such Equipment to the Buyer.

     "PAYMENT DATE" means, for the Purchased Receivable, the date or each of the dates on which the Purchased Receivable is paid in full or in any part to the Purchaser in immediately available funds.

     "PERFECTION DOCUMENT" means, for the Purchased Receivable, a written notice to the Buyer, duly executed by the Seller, notifying the Buyer of the assignment by the Seller to the Purchaser of the Purchased Receivable, such notice to be in the form of a document duly date-stamped (KAKUTEI HIZUKE) by a notary public in accordance with Article 467 (1) and (2)

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     of the Civil Code of Japan and in form and substance reasonably satisfactory to the Purchaser.

     "POTENTIAL TERMINATION EVENT" means any event or circumstance which, if it continued after the giving of any notice, the expiration of any grace period and/or the satisfaction of any other applicable conditions, would become a Termination Event.

     "PURCHASED RECEIVABLE" means each Receivable which is actually purchased by the Purchaser pursuant to this Supplemental Agreement, other than any such Receivable which is repurchased by the Seller pursuant to this Supplemental Agreement.

     "PURCHASE LIMIT" means the remainder of (i) one billion, four hundred million Yen (Y1,400,000,000) (i.e. the "Purchase Limit" under the Existing Receivables Agreement) minus (ii) one billion, two hundred million Yen (Y1,200,000,000).

     "PURCHASE ORDER" means, for any Equipment purchased by the Buyer, the purchase order (or its equivalent regardless of whether it is titled as such) for such Equipment duly executed and delivered to the Seller by the Buyer, which shall specify the specification and the ordered quantity of, and the payment terms for, such Equipment.

     "PURCHASE PRICE" has the meaning given to that term in CLAUSE 4.1.

     "PURCHASER" has the meaning given to that term in CLAUSE (4) OF THE INTRODUCTORY PARAGRAPH hereof.

     "QUICK ASSETS" means, at any date as of which the amount thereof is to be determined, the consolidated cash, cash-equivalents, accounts receivable, and marketable securities with maturities not to exceed 360 days, of LRC and its subsidiaries determined in accordance with generally accepted accounting principals.

     "RECEIVABLE" has the meaning given to that term in RECITAL (C).

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     "RECORDS" means all Sales Agreements, Purchase Orders, contracts, other documents, books, records and other information maintained by the Seller with respect to the Purchased Receivable.

     "RELATED SECURITY" means, for the Purchased Receivable, (i) all of the Seller's interest, if any, in the Equipment (including returned Equipment), if any, the sale of which by the Seller gave rise to the Purchased Receivable, (ii) all other encumbrances and property subject thereto from time to time, if any, purporting to secure payment of the Purchased Receivable, whether pursuant to the Sales Agreement relating to the Purchased Receivable or otherwise and (iii) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of the Purchased Receivable whether pursuant to the Sales Agreement relating to the Purchased Receivable or otherwise.

     "REPURCHASE DISCOUNT AMOUNT" means, for the Purchased Receivable if it is to be repurchased by the Seller, the product of (i) the Discount Amount for the Purchased Receivable times (ii) a fraction (expressed as a percentage rounded down to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the date of repurchase and ending on the Tentative Due Date and the denominator of which is the number of days in the Discount Period for the Purchased Receivable.

     "REPURCHASE DATE" has the meaning given to that term in CLAUSE 14.2.

     "REPURCHASE PRICE" has the meaning given to that term in CLAUSE 14.3.

     "REVISED FACE AMOUNT" means, for the Purchased Receivable related to Equipment if Partial Acceptance has occurred, the amount in Yen which the Seller and the Buyer have agreed upon following such Partial Acceptance as the reduced amount payable by the Buyer on account of the Purchased Receivable.

     "SALES AGREEMENT" means the agreement (whether in writing or oral) between the Seller and the Buyer with respect to a sale of Equipment governing the terms and conditions of such

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     sale (including the Purchase Order, if any, and all other agreements, instruments and documents relating or ancillary thereto), as such agreement may be amended or modified from time to time.

     "SCHEDULED DUE DATE" means, for the Purchased Receivable, the date which is confirmed or agreed between the Seller and the Buyer following the Acceptance or Partial Acceptance by the Buyer of the related Equipment as the date on which the Face Amount or the Revised Face Amount, as the case may be, of the Purchased Receivable is unconditionally payable by the Buyer.

     "SELLER" has the meaning given to that term in CLAUSE (3) OF THE INTRODUCTORY PARAGRAPH hereof.

     "SHIPMENT" means, for any Equipment, the shipment by the Seller of such Equipment to the Buyer in accordance with the relevant Sales Agreement, the date of which shall be set forth in the Assignment.

     "SUBORDINATED DEBT" means any debt subordinated to the obligations of the Seller hereunder on terms acceptable to the Purchaser.

     "TANGIBLE NET WORTH" means, at any date as of which the amount thereof is to be determined, the consolidated total assets of LRC and its subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (A) goodwill, and (B) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights, franchises, treasury stock, deferred charges and research and development expenses except prepaid expenses, AND (ii) Total Liabilities.

     "TENTATIVE ACCEPTANCE DATE" means, for the Purchased Receivable, the date which is agreed upon between the Seller and the Purchaser and set forth in the Assignment as the date on which the Acceptance of the Equipment relating to the Purchased Receivable is likely to occur, but shall in no event be later than the date which is 270 days after the date of Shipment of such Equipment as set forth in the Assignment.


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     "TENTATIVE CREDIT PERIOD" means, for the Purchased Receivable, the period commencing on the Tentative Acceptance Date for the Purchased Receivable and ending on the Tentative Due Date for the Purchased Receivable.

     "TENTATIVE DUE DATE" means, for the Purchased Receivable, the date which is agreed upon between the Seller and the Purchaser (based upon the payment terms provided in the Sales Agreement for the Equipment relating to the Purchased Receivable) and set forth in the Assignment as the date on which the Payment Date for the Purchased Receivable is likely to occur, but shall in no event be later than the date which is 225 days after the date of Acceptance or Partial Acceptance, as the case may be, of such Equipment.

     "TERMINATION EVENTS" means those events and conditions set forth in the FOURTH SCHEDULE.

     "TOTAL DEBT" means, at any date as of which the amount thereof is to be determined, the sum of (i) short-term bank debt, (ii) current maturities of long-term debt and current portion of capitalized leases, (iii) long term debt, (iv) capitalized leases and (v) all off-balance sheet obligations including Contingent Obligations and the face amount of all outstanding letters of credit (including drawn and unreimbursed amounts).

     "TOTAL LIABILITIES" means, at any date as of which the amount thereof is to be determined, all obligations that should, in accordance with generally accepted accounting principals be classified as liabilities on the consolidated balance sheet of LRC.

     "TRANSACTION DOCUMENTS" means this Supplemental Agreement, the Assignment, the Guaranty and all other agreements and documents entered into pursuant to this Supplemental Agreement or in connection with this Supplemental Agreement or the transactions contemplated hereby.

1.2       In this Supplemental Agreement:

     "business day" means any day (other than a Saturday or a Sunday) on which banks are open for business in San Francisco, London and Tokyo;

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     a "Clause", "Part", "Recital" or "Schedule" is, subject to any contrary indication, a reference to a clause or part hereof or a recital or schedule hereto;

     an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, security interest, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

     "stamp duty" shall be construed as a reference to any stamp, registration or to the transaction or documentary tax (including, without limitation any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

     the "rehabilitation", "bankruptcy", "dissolution", "insolvency", "liquidation", "receivership" or "winding-up" of any person shall be construed so as to include any equivalent or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person carries on business.

1.3       "Y" and "Yen" denote lawful currency of Japan.

1.4 Save where the contrary is indicated, any reference in this Supplemental Agreement to:

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          (i)  this Supplemental Agreement or any other agreement or document shall be construed as a reference to this Supplemental Agreement, or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

         (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

        (iii) all calculations of interest shall be made on the basis of a year of 360 days for actual days elapsed.

1.5       Clause, Part and Schedule headings are for ease of reference only.

1.6 The Seller is acting as the Seller and the Collection Agent under this Supplemental Agreement and the other Transaction Documents. All references in this Supplemental Agreement and the other Transaction Documents to the Seller shall, where the context so permits, be deemed to be a reference to the Seller acting in each of these capacities.


                                     PART 2

                    GENERAL PROVISIONS FOR SALE OF RECEIVABLE

2.   TERMS OF PURCHASE

2.1 Subject to the terms and conditions set forth herein, the Seller will sell, and the Purchaser will purchase, the Receivable, PROVIDED THAT the Purchase Price paid by the Purchaser for the Receivable does not exceed the Purchase Limit.

2.2 The sale referred to in PART 3 does not constitute and is not intended to result in the creation or assumption by the Purchaser of any obligation of the Seller or any other person in connection with the Receivable or the Sales Agreements, or under any other agreement or instrument relating thereto.

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2.3       The parties hereto intend that the transactions contemplated by this
Supplemental Agreement constitute a sale and purchase of the Purchased Receivable. In the event that any court, any other governmental authority or any other person should construe such transactions as a loan, the parties intend that such loan constitute a secured loan and, in furtherance of such intent, the Seller hereby grants to the Purchaser, as security for all obligations of the Seller under this Supplemental Agreement and the other Transaction Documents, a security interest in all right, title and interest of the Seller in and to the Purchased Receivable, all Collections thereof, all Related Security therefor and all Records relating thereto, whether now owned or hereafter acquired by the Seller.

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                                     PART 3

                               SALE OF RECEIVABLE

3.   SALE AND PURCHASE

3.1 Subject to the terms and conditions of this Supplemental Agreement, the Seller hereby agrees to sell on the Closing Date, and the Purchaser agrees to purchase on such date, all of the Seller's right, title and interest in, to and under the Receivable including for the avoidance of doubt:

          (i)  the right to receive all Collections in respect thereof;

         (ii) all Related Security with respect to the Receivable and all proceeds thereof; and

        (iii)  all Records relating to the Receivable.

3.2 The sale and purchase of the Receivable referred to in CLAUSE 3.1 shall be effected by the completion, execution and delivery of the Assignment.

4.   CONSIDERATION

4.1 Subject to adjustment as provided in CLAUSES 6, 7 AND 8, the consideration payable by the Purchaser for the sale and purchase of the Purchased Receivable shall be an amount in Yen equal to the Face Amount of the Purchased Receivable minus the Discount Amount for the Purchased Receivable (the "PURCHASE PRICE"). The Purchase Price shall be payable in accordance with CLAUSE 5.1.

5.   CLOSING

5.1 Completion of the sale and purchase contemplated by CLAUSE 3.1 shall take place on the Closing Date (subject to the satisfaction of the conditions precedent set out in the SECOND SCHEDULE), whereupon:

          (i) the Seller shall assign to the Purchaser the Receivable, by the Seller and the Purchaser

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               executing and delivering to the other the Assignment;

         (ii)  the Seller shall deliver the Sales Agreements to the Purchaser;

        (iii) if a promissory note has been issued by the Buyer in favor of the Seller for the payment of the Receivable, the Seller shall make endorsement without recourse (mutanpo uragaki) on such promissory note in favor of the Purchaser and deliver such promissory note to or to the order of the Purchaser; and

         (iv) the Purchaser shall pay the Purchase Price of the Receivable to the Seller in accordance with CLAUSE 22.1.


                                     PART 4

                           ADJUSTMENT OF CONSIDERATION

6.   ADJUSTMENT AFTER DETERMINATION OF SCHEDULED DUE DATE

6.1 SCHEDULED DUE DATE AFTER TENTATIVE DUE DATE. Except as otherwise provided in CLAUSE 8.2(ii)(A), if the Seller and the Buyer agree upon the Scheduled Due Date for the Purchased Receivable prior to the payment of the Purchased Receivable and such Scheduled Due Date is AFTER the Tentative Due Date for the Purchased Receivable, then the Seller shall pay to the Purchaser on the Scheduled Due Date, as a reduction of the Purchase Price for the Purchased Receivable, the Funded Interest Amount for the Purchased Receivable.

6.2 SCHEDULED DUE DATE PRIOR TO TENTATIVE DUE DATE. If the Seller and the Buyer agree upon the Scheduled Due Date for the Purchased Receivable prior to the payment of the Purchased Receivable, such Scheduled Due Date is PRIOR to the Tentative Due Date for the Purchased Receivable and the Buyer pays the Purchased Receivable on a day other than the Tentative Due Date, then the Purchaser and the Seller shall make payments to each other as provided in CLAUSE 8.1 below in the same manner as though the Scheduled Due Date had not been set.

7.   ADJUSTMENT AFTER PARTIAL ACCEPTANCE

7.1 If the Seller and the Buyer agree upon the Revised Face Amount of the Purchased Receivable after a Partial Acceptance of the related Equipment, then the Seller shall pay to the Purchaser on the Tentative Due Date, as a reduction of the Purchase Price for the Purchased Receivable, an amount equal to the difference between the Face Amount and the Revised Face Amount of the Purchased Receivable.

8.   ADJUSTMENT AFTER PAYMENT

8.1 PAYMENT DATE PRIOR TO DETERMINATION OF SCHEDULED DUE DATE. If the Buyer pays the Purchased Receivable before the Seller and the Buyer agree upon the Scheduled Due Date for the Purchased Receivable and such payment is made on a day other than the Tentative Due Date, then the Purchaser and the Seller shall make payments to each other as follows:

          (i) PAYMENT DATE PRIOR TO TENTATIVE DUE DATE. If the Purchased Receivable is paid prior to the Tentative Due Date, then the Purchaser shall pay to the Seller on the Payment Date, as an increase in the Purchase Price for the Purchased Receivable, the Discount Reduction Amount for the Purchased Receivable. (In addition, the Seller shall pay to the Purchaser on the Payment Date all amounts, if any, payable by the Seller pursuant to CLAUSE 15.1 as a result of the Purchased Receivable being paid prior to the Tentative Due Date.)

         (ii) PAYMENT DATE AFTER TENTATIVE DUE DATE. If the Purchased Receivable is paid after the Tentative Due Date, then the Seller shall pay to the Purchaser on the Payment Date, as a reduction of the Purchase Price for the Purchased Receivable, an amount equal to the interest which would have accrued on the Face Amount of the Purchased Receivable from the Tentative Due Date through the Payment Date at the Daily Rate in effect from time to time during such period.

8.2 PAYMENT DATE AFTER DETERMINATION OF SCHEDULED DUE DATE. If the Buyer pays the Purchased Receivable after the Seller and the Buyer agree upon the Scheduled Due Date for the Purchased Receivable, then the Purchaser and the Seller shall make payments to each other as follows:

          (i)  SCHEDULED DUE DATE PRIOR TO TENTATIVE DUE DATE.   If the
               Scheduled Due Date is prior to the Tentative Due Date and such payment is made on a day other than the Tentative Due Date, then the Purchaser and the Seller shall make payments to each other as provided in CLAUSE 8.1 above in the same manner as though the Scheduled Due Date had not been set.

         (ii) SCHEDULED DUE DATE AFTER TENTATIVE DUE DATE. If the Scheduled Due Date is after the Tentative Due Date and such payment is made on a day other than the Scheduled Due Date, then the Purchaser and the Seller shall make payments to each other as follows:

               (A) PAYMENT DATE PRIOR TO SCHEDULED DUE DATE. If the Purchased Receivable is paid prior to the Scheduled Due Date, then the Seller shall pay to the Purchaser on the Payment Date (in lieu of the amount which otherwise would have been payable by the Seller to the Purchaser on the Scheduled Due Date pursuant to CLAUSE 6.1), as a reduction of the Purchase Price for the Purchased Receivable, the Funded Interest Accrued Amount. (In addition, the Seller shall pay to the Purchaser on the Payment Date all amounts, if any, payable by the Seller pursuant to CLAUSE 15.1 as a result of the Purchased Receivable being paid prior to the Scheduled Due Date.)

               (B) PAYMENT DATE AFTER SCHEDULED DUE DATE. If the Purchased Receivable is paid after the Scheduled Due Date, then the Seller shall pay to the Purchaser on the Payment Date (in addition to the amount which is payable by the Seller to the Purchaser on the Scheduled

                    Due Date pursuant to CLAUSE 6.1), as a reduction of the Purchase Price for the Purchased Receivable, an amount equal to the interest which would have accrued on the Face Amount of the Purchased Receivable from the Scheduled Due Date through the Payment Date at the Daily Rate in effect from time to time during such period.


                                     PART 5

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

9.   REPRESENTATIONS AND WARRANTIES

9.1 As of the date hereof, the Closing Date and each day on which the Purchased Receivable is outstanding until the Scheduled Due Date has been determined for the Purchased Receivable and 60 days have passed after the Scheduled Due Date, the Seller represents and warrants to the Purchaser as follows with respect to the Receivable:

          (i) The Receivable is an obligation of the Buyer to the Seller which arose from the sale by the Seller to the Buyer of Equipment in the ordinary course of the Seller's business.

         (ii) The Receivable is payable in Yen in the Face Amount set forth for such Receivable in the Assignment.

        (iii)  The Receivable is not overdue.

         (iv) The Receivable is a debt, the rights in which can be transferred by way of sale and assignment to the Purchaser pursuant to this Supplemental Agreement.

          (v) The Receivable is legally and beneficially owned by the Seller or, after the sale to the Purchaser hereunder, by the Purchaser, free and clear of any liens, or other encumbrances exercisable against the Seller or the Purchaser.

         (vi)  The Receivable is not subject to withholding taxes.

        (vii) The Receivable was created in compliance with all applicable laws and with all required consents, approvals and authorizations.

       (viii) Subject to the terms and conditions of the relevant Sales Agreement, the Receivable constitutes a legal, valid, binding and enforceable obligation of the Buyer to pay the full Face Amount of the Receivable set forth in the Assignment, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and are not subject to any defense, dispute, set-off, counterclaim or discount.

         (ix) The sale and assignment of the Receivable will not violate any law or any agreement by which the Seller or any of its assets may be bound. Without limiting the generality of the foregoing, the sale and assignment of the Receivable does not require the consent or approval of the Buyer or any other person.

          (x) The Seller has, in all material respects, performed all of its obligations under and complied with all of the terms of the Sales Agreements relating to the Equipment, the sale of which gave rise to the Receivable (except for any obligations not required to be performed or any terms not required to be complied with prior to the effective date of any such representation and warranty). Shipment of the Equipment relating to the Receivable occurred on the date set forth in the Assignment.

         (xi) The assignment of the Receivable in the manner herein contemplated is effective to pass to the Purchaser full and unencumbered title thereto and the benefit thereof and no further act, condition or thing is required to be done in connection therewith to enable the Purchaser to require payment of the Receivable or the enforcement of any such right in the courts of the United States or Japan, other than (A) the due performance by the Seller of the terms and conditions of the relevant Sales Agreement and (B) the filing of a Uniform Commercial Code financing statement.

        (xii) The governing law of the Sales Agreement relating to the Receivable is California or Japanese law.

9.2 As of the date hereof, the Closing Date and each day on which the Purchased Receivable is outstanding until the Scheduled Due Date has been determined for the Purchased Receivable and 60 days have passed after the Scheduled Due Date, the Seller represents and warrants to the Purchaser that each of the statements set forth in the FIFTH SCHEDULE is true, by reference to the facts and circumstances existing at the relevant time.

10.  FINANCIAL INFORMATION

10.1 LRC shall, until the date which is 60 days after the Scheduled Due Date following the determination of the Scheduled Due Date for the Purchased
Receivable:

          (i) within 100 days after the end of each of its financial years, deliver to the Purchaser its financial statements for such financial year; and

         (ii) within 55 days after the end of each of its financial quarters, deliver to the Purchaser its financial statements for such financial quarter.

10.2      LRC shall ensure that:

          (i) each set of financial statements delivered by it pursuant to CLAUSE 10.1(I) is prepared in accordance with accounting principles generally accepted in the United States and consistently applied (except for changes disclosed therein);

         (ii) each set of financial statements delivered by it pursuant to CLAUSE 10.1(I) has been audited by an internationally recognized firm of independent auditors;

        (iii) each set of financial statements delivered by it pursuant to CLAUSE 10.1(I) is accompanied by an unqualified opinion of the firm of independent auditors which audited such financial statements; and

         (iv) each set of quarterly financial statements delivered by it pursuant to CLAUSE 10.1(II) is prepared in accordance with accounting principles generally accepted in the United States and consistently applied (except for changes disclosed therein).

11.  SELLER'S COVENANTS

11.1 The Seller shall, until the date which is 60 days after the Scheduled Due Date following the determination of the Scheduled Due Date for all of the Purchased Receivable:

          (i) obtain, comply in all material respects with the terms of and do all that is necessary and reasonably practicable to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of the United States and Japan to enable it lawfully to enter into and perform its obligations under this Supplemental Agreement and the Assignment from time to time in respect of the Purchased Receivable or to ensure the legality, validity, enforceability against the Seller or admissibility in evidence in the United States and Japan of this Supplemental Agreement or the Assignment;

         (ii) ensure that at all times the claims against it under this Supplemental Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application;

        (iii) permit audit and inspection under its guidance of its Records by or on behalf of the Purchaser during normal working hours upon reasonable notice and with reasonable frequency;

         (iv) maintain sufficient operating procedures to manage the transactions contemplated herein and to perform its obligations hereunder;

          (v) (without prejudice to CLAUSE 13.1) indemnify the Purchaser from and against all liabilities, losses and fees, costs and expenses in respect of any breach by the Seller of the representations and warranties made by it pursuant to the terms of CLAUSE 9;

         (vi) furnish to the Purchaser sufficient copies of such other information relating to its business as may be reasonably requested in writing by the Purchaser in order to enable it to carry out its functions hereunder;

        (vii) do all things necessary to remain duly organized, validly existing and in good standing under the laws of Delaware and maintain all requisite authority to conduct its business in Japan;

       (viii) comply in all respects which could be regarded as material in the context of the transactions contemplated by this Supplemental Agreement, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject;

         (ix) if a promissory note is issued for the payment of the Purchased Receivable by the Buyer in favor of the Seller, promptly notify the Purchaser thereof and make endorsement without recourse (mutanpo uragaki) on such promissory note and deliver, or cause to be delivered, such promissory note to or to the order of the Purchaser;

          (x) give the Purchaser notice of any material change to its administrative and operating procedures in relation to the keeping and maintaining of Records;

         (xi) at its expense, in a timely manner fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Sales Agreements related to the Purchased Receivable as if interests in the Purchased Receivable had not been assigned and sold hereunder;

        (xii) promptly after it becomes aware of the occurrence of any Termination Event or Potential Termination Event, notify the Purchaser thereof;

       (xiii) promptly after it becomes aware of the Acceptance or Partial Acceptance of any Equipment, the Revised Face Amount of the Purchased Receivable or the Scheduled Due Date for the Purchased Receivable, notify the Purchaser thereof;

        (xiv) promptly after it becomes aware of any event or condition relating to the Purchased Receivable set forth in CLAUSE 14.1, notify the Purchaser thereof; and

         (xv) cooperate with the Purchaser and execute and deliver to the Purchaser such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm the Purchaser's rights and the intended purpose of this Supplemental Agreement, including, but not limited to, perfecting, protecting or evidencing the Purchaser's right and interest in or to the Purchased Receivable.

11.2 The Seller shall not, until the date which is 60 days after the Scheduled Due Date following the determination of the Scheduled Due Date:

          (i) sell, assign, convey, transfer, lease or otherwise dispose of the Purchased Receivable other than pursuant hereto, or attempt, purport or agree to do any of the foregoing;

         (ii) cancel, terminate, amend, modify or waive any material term or condition of any Sales Agreement relating to Purchased Receivable, except insofar as the provisions contained in CLAUSES 7, 13 AND 14 are complied with by the Seller;

        (iii) compromise or settle any dispute or claim in respect of the Purchased Receivable;

         (iv) take any action which is reasonably likely to prejudice the validity or recoverability of the Purchased Receivable;

          (v) seek to challenge the validity of any sale of Receivable in any legal proceedings; or

         (vi) do anything which would materially and adversely affect the interests of the Purchaser hereunder or the maintenance by the Purchaser of any licenses, exemptions, authorizations or consents necessary in connection with this Supplemental Agreement or the transactions contemplated hereby.

11.3 To assure the Purchaser of its ability to perform its obligations under this Supplemental Agreement and the other Transaction Documents, LRC agrees that, until the date which is 60 days after the Scheduled Due Date following the determination of the Scheduled Due Date, it also shall:


          (i) maintain, at all times, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00;

         (ii) maintain, at all times, Tangible Net Worth of not less than $250,000,000; and

        (iii) maintain, at all times, a ratio of Total Debt LESS Subordinated Debt to Capital of no more than 0.50 to 1.00.

12.  PURCHASER'S COVENANTS

12.1 The Purchaser shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of the United States and Japan to enable it lawfully to enter into and perform its obligations under this Supplemental Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in the United States and Japan of this Supplemental Agreement or of the Assignment pursuant to the terms of this Supplemental Agreement.

13.  SELLER'S INDEMNITY

13.1 Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its officers, directors, agents and employees from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation reasonable attorneys' fees and disbursements including any tax thereon (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them in connection with this Supplemental Agreement, or the acquisition of an interest by the Purchaser in the Purchased Receivable, as a result of any breach by the Seller of any representation, warranty or covenant made or deemed to be made hereunder or in connection herewith or the transactions contemplated hereby, excluding, however, Indemnified Amounts to the extent that a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from the gross negligence or wilful misconduct on the part of the Purchaser. Without limiting the generality of the foregoing (and without prejudice to CLAUSE 14), the Seller shall indemnify, to the extent not indemnified as a result of the operation of CLAUSE 14.4, the Purchaser for Indemnified Amounts relating to or resulting from:

          (i) the sale and assignment to the Purchaser hereunder of any Receivable for which any representation and warranty set forth in CLAUSE 9.1 is incorrect;

         (ii) reliance on any representation or warranty made by the Seller or any officer of the Seller under or in connection with this Supplemental Agreement or any of the other Transaction Documents or any other material information or report delivered by the Seller or any officer of the Seller which shall have been false, incorrect or omitting of any material fact at the time made or deemed made;

        (iii) the failure by the Seller or any officer of the Seller to comply with any applicable law, rule or regulation with respect to the Purchased Receivable or the related Sales Agreement or the non-conformity of the Purchased Receivable or the related Sales Agreement with any such applicable law, rule or regulation;

         (iv) the failure to vest and maintain in the Purchaser the Purchased Receivable free and clear of any encumbrance;

          (v) any dispute, claim, offset or defense of the Buyer to the payment of the Purchased Receivable, including, without limitation, a defense based on such Receivable or the related Sales Agreement not being a legal, valid and binding obligation of such Buyer enforceable against it in accordance with its terms, any defect in the Equipment which has been sold under the Sales Agreement or the failure by the Seller to perform any obligations related to such related Sales Agreement under any applicable laws, rules or regulations;

         (vi) any failure of the Seller or LRC to perform its duties or obligations in accordance with the provisions of this Supplemental Agreement and the other Transaction Documents;

        (vii) any disclosure of information regarding the Buyer by the Seller to the Purchaser or the supply of any Sales Agreements, Records and all other related documents to the Purchaser; and

       (viii) any claim arising from collection activities conducted by the Seller.


                                     PART 6

                            REPURCHASE OF RECEIVABLE

14.       REPURCHASE OF RECEIVABLE

14.1 The Seller shall, upon the request of the Purchaser, repurchase the Purchased Receivable if any of the following events or conditions relating to the Purchased Receivable shall occur or exist:

          (i) the obligation of the Buyer to pay the Face Amount or, if applicable, the Revised Face Amount of the Purchased Receivable or any other obligation of the Buyer under the related Sales Agreement is, or the Buyer claims that such obligation is, not enforceable in full by the Purchaser in accordance with the terms of the related Sales Agreement for any reason whatsoever, including, but not limited to, any asserted defense of the Buyer to such obligation;

         (ii) any representation or warranty set forth in the Assignment or in CLAUSE 9.1 is incorrect with respect to the Purchased Receivable;

        (iii) the Seller fails, or the Buyer claims that the Seller has failed, to comply with any applicable law, rule or regulation with respect to the Purchased Receivable or the related Sales Agreement or Equipment;

         (iv) the Seller fails or is unable, or the Buyer claims that the Seller has failed or is unable, to perform any of its obligations under the related Sales Agreement for the Purchased Receivable;

          (v) the Seller fails to perform any of its obligations under this Supplemental Agreement, the Assignment or any of the other Transactions Documents with respect to the Purchased Receivable;

         (vi) without limiting the scope of any of the foregoing, either (A) the Seller and the Buyer determine at any time that Acceptance or Partial

               Acceptance of the Equipment relating to the Purchased Receivable will not occur on or before the date which is 270 days after the date of Shipment of such Equipment or (B) the Acceptance or Partial Acceptance of the Equipment relating to the Purchased Receivable does not occur on or before the date which is 270 days after the date of Shipment of such Equipment;

        (vii) without limiting the scope of any of the foregoing, either (A) the Seller and the Buyer fail to agree upon the Scheduled Due Date for the Purchased Receivable prior to the Tentative Acceptance Date or (B) the Seller and the Buyer agree upon a Scheduled Due Date which is more than 225 days after the date of Acceptance or Partial Acceptance of the Equipment relating to the Purchased Receivable; or

       (viii) without limiting the scope of any of the foregoing, the Buyer fails for any reason to pay the full Face Amount, or, if applicable, the Revised Face Value, of the Purchased Receivable on or before the date which is 60 days after the Scheduled Due Date for the Purchased Receivable.

14.2 Completion of any repurchase contemplated by CLAUSE 14.1 shall take place on a business day (the "REPURCHASE DATE") which is not more than five business days after the date the Purchaser delivers to the Seller a written request for such repurchase pursuant to CLAUSE 14.1, whereupon:

          (i) The Seller shall pay to the Purchaser the Repurchase Price (calculated as provided in CLAUSE 14.3) for the Purchased Receivable to be repurchased;

         (ii) the Purchaser shall re-assign to the Seller or its designee the Purchased Receivable (at the cost of the Seller and without recourse or warranty, except for the warranty expressly given in the assignment, on the part of the Purchaser), by the Purchaser and the Seller executing and delivering to the other an assignment for the Purchased

               Receivable substantially in the form of PART 2 OF THE THIRD SCHEDULE;

        (iii) the Purchaser shall deliver to the Seller (or its designee) the relevant Sales Agreement to the Seller (or its designee); and

         (iv) if a promissory note has been issued by the Buyer in favor of the Seller for the payment of any of the Receivable and such promissory note has been endorsed and delivered to the Purchaser, the Purchaser shall make endorsement without recourse (mutanpo uragaki) on such promissory note in favor of the Seller and deliver such promissory note to or to the order of the Seller; and

          (v) take all such other steps and comply with all such other formalities as the Seller may reasonably request to perfect or more fully to evidence or secure the Seller's (or its designee's) title to the Purchased Receivable, including, where appropriate, by giving notice of such reassignment to the Buyer.

14.3 The consideration payable by the Seller for the repurchase of the Purchased Receivable which is to be repurchased pursuant to CLAUSE 14.1 shall be an amount in Yen (the "REPURCHASE PRICE") determined as follows:

          (i) If the Repurchase Date occurs PRIOR to the Tentative Due Date for the Purchased Receivable, whether or not the Scheduled Due Date for the Purchased Receivable has been set, then the Seller shall pay a Repurchase Price equal to the sum of (A) the Purchase Price for the Purchased Receivable plus (B) the product of (1) the Discount Amount for the Purchased Receivable times (2) a fraction (expressed as a percentage rounded up to the nearest one thousandth of one percent), the numerator of which is the number of days in the period commencing on the Closing Date and ending on the Repurchase Date and the denominator of which is the number of days in the Discount Period.

         (ii) If the Scheduled Due Date HAS NOT been set PRIOR to the Repurchase Date and the Repurchase Date occurs AFTER the Tentative Due Date for the Purchased Receivable, then the Seller shall pay a Repurchase Price equal to the sum of (A) the Face Amount of the Purchased Receivable plus (B) an amount equal to the interest which would have accrued on such Face Amount from the Tentative Due Date through the Repurchase Date at the Daily Rate in effect from time to time during such period.

        (iii) If the Scheduled Due Date HAS been set PRIOR to the Repurchase Date and the Repurchase Date occurs AFTER the Tentative Due Date but BEFORE the Scheduled Due Date for the Purchased Receivable, then the Seller shall pay a Repurchase Price equal to the sum of
               (A) the Face Amount of the Purchased Receivable plus (B) the Funded Interest Accrued Amount.

         (iv) If the Scheduled Due Date HAS been set PRIOR to the Repurchase Date and the Repurchase Date occurs AFTER the Tentative Due Date and AFTER the Scheduled Due Date for the Purchased Receivable, then the Seller shall pay a Repurchase Price equal to the sum of
               (A) the Face Amount of the Purchased Receivable, plus (B) the Funded Interest Amount for the Purchased Receivable plus (C) an amount equal to the interest which would have accrued on the Face Amount from the Scheduled Due Date through the Repurchase Date at the Daily Rate in effect from time to time during such period.

In addition to the Repurchase Price payable by the Seller to the Purchaser on any Repurchase Date in connection with the repurchase of any purchased Receivable hereunder, the Seller shall pay to the Purchaser on such Repurchase Date all amounts, if any, payable by the Seller pursuant to CLAUSE 15.1 as a result of such repurchase.


                                     PART 7

                          INDEMNITY FOR FUNDING LOSSES

15.  INDEMNITY BY THE SELLER FOR FUNDING LOSSES

15.1 In addition to other amounts payable by the Seller hereunder, the Seller shall reimburse the Purchaser on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or redeploying deposits from third parties, PROVIDED THAT the Purchaser shall have delivered to the Seller a certificate as to the amount of such loss or expense setting out in reasonable detail the calculations resulting in such amount, which certificate shall be conclusive in the absence of manifest error, if:

          (i) the Purchased Receivable is paid or repurchased prior to the Tentative Due Date for the Purchased Receivable, whether or not the Scheduled Due Date for the Purchased Receivable has been set;

         (ii) the Purchased Receivable is paid or repurchased prior the Scheduled Due Date for the Purchased Receivable, if the Scheduled Due Date for the Purchased Receivable has been set; or

        (iii) the Seller fails to sell any of the Receivable to the Purchaser on the Closing Date (or on any date designated by the Seller as the Closing Date) in accordance with CLAUSE 5.1 or the Assignment, whether by reason of non-fulfillment of any of the conditions set out in the SECOND SCHEDULE or otherwise.


                                     PART 8

                            COLLECTION OF RECEIVABLE

16.       APPOINTMENT OF COLLECTION AGENT

16.1 Lam Research Co., Ltd. is hereby appointed by the Purchaser as its agent to service, collect and administer all Purchased Receivable, to perform all related functions and to enforce the Purchaser's rights and interests in and under the

Purchased Receivable, and Lam Research Co., Ltd. hereby accepts such appointment as Collection Agent on the terms and subject to the conditions of this Supplemental Agreement.

16.2 The Purchaser may at any time after the occurrence of a Termination Event as provided in CLAUSE 19, remove Lam Research Co., Ltd. as Collection Agent.

16.3 Upon Lam Research Co., Ltd. being removed as Collection Agent pursuant to CLAUSE 19, the Purchaser may appoint a successor to act as Collection Agent and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such successor shall, upon such successor confirming in writing to the Purchaser that it agrees so to act, thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Supplemental Agreement.

16.4 For the avoidance of doubt, it is hereby agreed that the Collection Agent is not authorized to enter into any commitment on behalf of the Purchaser.

16.5 The Collection Agent hereby covenants and undertakes with the Purchaser as set out in the SIXTH SCHEDULE.

16.6 The Collection Agent agrees to indemnify the Purchaser, including its officers, directors and employees from and against any liability, loss, expense, action, proceeding or claim which may be brought against, or suffered or sustained, by the Purchaser, and/or such directors, officers and employees by reason of any wrongful or negligent acts or omissions of the Collection Agent or any of its directors, officers, employees or agents in the performance of its duties hereunder.

17.       COLLECTION OF RECEIVABLE

17.1 Save as otherwise provided herein, the proceeds of the Purchased Receivable will, when paid, be collected by the Collection Agent.

17.2 The Collection Agent shall cause the Buyer to make payment in respect of the Purchased Receivable into an account of the Collection Agent in Tokyo (or, if a Termination Event has occurred and the Purchaser so directs, into an account of the

Purchaser in Tokyo), PROVIDED THAT, if a promissory note has been issued for the payment of a Purchased Receivable by the Buyer in favor of the Seller and delivered to or to the order of the Purchaser in accordance herewith, the Purchaser may collect on its behalf the amount represented by such promissory note.

17.3 The Collection Agent shall, as soon as practically possible, pay any Collection collected by the Collection Agent with respect to a Purchased Receivable over to the Purchaser in accordance with PART 9.

17.4 If, at any time the Collection Agent receives any Collections in respect of the Purchased Receivable and the authority of the Collection Agent to collect such Receivable has been terminated in accordance with this Supplemental Agreement, then the Collection Agent shall pay such amount to the credit of such account in Tokyo as the Purchaser may specify, in each case for value the same day.

17.5 Any amounts in respect of the collection proceeds of the Purchased Receivable received by the Collection Agent (whether or not the appointment of the Collection Agent has been terminated hereunder) shall be held by the Collection Agent in trust for the benefit of the Purchaser.

18.       COST, EXPENSES AND REMUNERATION

18.1 The Purchaser authorizes the Collection Agent on its behalf, and the Collection Agent undertakes to incur reasonable costs, expenses and charges in connection with the enforcement of the Purchased Receivable and/or the Purchaser's rights and remedies in relation thereto, and it is agreed that notwithstanding any provisions under any applicable laws, rules or regulations, the Collection Agent shall have no recourse or claim for indemnification or payment against the Purchaser in respect of such reasonable costs, expenses and charges.

18.2 The Collection Agent is not entitled to any remuneration or indemnity in respect of the performance of its duties under this Supplemental Agreement.

19.       REMOVAL OR TERMINATION OF COLLECTION AGENT

19.1 If a Termination Event occurs, the Purchaser may at any time, without prejudice to the Purchaser's other rights:

          (i) by notice in writing to the Collection Agent terminate the appointment of the Collection Agent under this Supplemental Agreement and designate as a successor collection agent any person to succeed the Collection Agent; and/or

         (ii) notify the Buyer that all payments in respect of Purchased Receivable shall be made to the Purchaser or a successor collection agent.

19.2 On and after termination of the appointment of the Collection Agent under this Supplemental Agreement pursuant to CLAUSE 19.1, all rights, obligations (other than liability for breaches of this Supplemental Agreement by the Collection Agent or liability in tort or for breach of trust (or other fiduciary duty) on the part of the Collection Agent prior to such termination and the Collection Agent's obligations under CLAUSE 19.3 with respect to the performance of its duties hereunder), authority and power of the Collection Agent under this Supplemental Agreement shall be terminated and of no further effect and the Collection Agent shall not hold itself out in any way as the agent of the Purchaser.

19.3 Upon termination of the appointment of the Collection Agent under this Supplemental Agreement pursuant to CLAUSE 19.1, the Collection Agent shall forthwith deliver to the Purchaser or as it shall direct the Records in its possession or under its control relating to the affairs of or belonging to the Purchaser and the Purchased Receivable and any other security therefor and any moneys then held by the Collection Agent on behalf of the Purchaser and shall take such action as the Purchaser may reasonably direct.

19.4 The appointment of the Collection Agent under this Supplemental Agreement shall terminate (but without affecting any accrued rights and liabilities hereunder) at such time as (i) the Purchaser has no further interest in any of the Purchased Receivable and (ii) the Collection Agent is notified by the Purchaser in accordance with CLAUSE 31 that such is the case.

19.5 If there is any change in the identity of the Collection Agent in accordance with this Supplemental Agreement, the new Collection Agent, the retiring Collection Agent and the Purchaser shall execute such documents and take such actions as such new Collection Agent and the Purchaser may require for the purpose of vesting in such new Collection Agent the rights and obligations of the Collection Agent under this Supplemental Agreement and releasing the retiring Collection Agent from its future obligations under this Supplemental Agreement.


                                     PART 9

                                    PAYMENTS

20.  CURRENCY OF ACCOUNT AND PAYMENT

20.1 Yen is the currency of account and payment for each and every sum at any time due from any person hereunder, PROVIDED THAT:

          (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

         (ii) each payment which is expressed herein to be payable in another currency shall be made in that other currency.

20.2 If any sum due from a person (a "relevant person") under this Supplemental Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the relevant person, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the relevant person shall indemnify and hold harmless the other person to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
(b) the best rate or rates of exchange at which such other person is reasonably able to purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. To the extent that the person to whom such payment is due receives an amount in excess of the amount due to it under this Supplemental Agreement, such person shall forthwith pay an amount equal to any such excess to the relevant person.

20.3 All payments made by any person hereunder shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

21.  PAYMENTS BY THE SELLER OR THE COLLECTION AGENT

21.1 On each date upon which this Supplemental Agreement requires an amount to be paid by the Seller or the Collection Agent to the Purchaser hereunder, the Seller or the Collection Agent (as the case may be) shall, save as expressly provided otherwise herein, make the same available to the Purchaser:

          (i) where such amount is denominated in Yen, by payment in Yen and in immediately available funds to such account and bank in Tokyo as the Purchaser shall have specified in writing for this purpose at least two business days prior to such amount becoming payable; or

         (ii) where such amount is denominated in a currency other than Yen, by payment in such currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial currency as the Purchaser shall have specified in writing for this purpose.

22.  PAYMENTS BY THE PURCHASER

22.1 On each date upon which this Supplemental Agreement requires an amount to be paid to the Seller hereunder by the Purchaser, the Purchaser shall, save as otherwise provided herein, make the same available to the Seller:

          (i) where such amount is denominated in Yen, by payment in Yen and in immediately available funds to the Seller at such account and bank as the Seller shall have specified in writing for this purpose; or

         (ii) where such amount is denominated in a currency other than Yen, by payment in such currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such currency as the Seller shall have specified in writing for this purpose.

                                     PART 10

                                      TAXES

23.  TAXES

23.1 All payments to be made by or on behalf of the Seller or the Collection Agent to the Purchaser under or pursuant to any of the provisions of this Supplemental Agreement shall be made free and clear of and without deduction for or on account of tax unless the Seller or the Collection Agent (as the case may be) is required by any applicable law to make such payment subject to the deduction or withholding of tax in which case the sum payable by the Seller or the Collection Agent (as the case may be) in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including any additional deduction or withholding on such increased amount), the Purchaser receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

23.2 If the Seller or the Collection Agent makes any payment to the Purchaser under or pursuant to this Supplemental Agreement in respect of which it is required to make any such deduction or withholding, the Seller or the Collection Agent (as the case may be) shall deliver to the Purchaser as soon as practicable a certificate of deduction of tax and/or a receipt or other evidence issued by the relevant taxation or other authority demonstrating the payment to such authority of all amounts so required to be deducted or withheld.

23.3 If an event occurs which would result in the Seller or the Collection Agent becoming obliged to make any payment pursuant to this CLAUSE 23, then each of the parties hereto shall in good faith use reasonable endeavors to take such reasonable steps as may be open to it to mitigate or avoid the effects of such event, PROVIDED THAT nothing in this CLAUSE 23.3 shall:

          (i) oblige any party hereto to incur any costs or expenses or to take or refrain from taking any action where in the reasonable opinion of such party to take or refrain from taking any action would be prejudicial to its interests; or

         (ii) oblige any party hereto to disclose any confidential information relating to the organization of its affairs; or

        (iii) interfere with the right of any party hereto to arrange its internal affairs in whatever manner it thinks fit.


                                     PART 11

                                   TERMINATION

24.  CONSEQUENCE OF A TERMINATION EVENT

24.1 Upon the occurrence of any Termination Event, other than the breach of CLAUSE 11.3 or the occurrence of an Insolvency Event in relation to the Seller, the Purchaser may, by notice to the Seller:

          (i) terminate the obligation of the Purchaser to purchase any Receivable;

         (ii) require the Seller to repurchase immediately the Purchased Receivable if the Scheduled Due Date has not been determined, in which event the provisions contained in CLAUSES 14.2 TO 14.4 shall be applied MUTATIS MUTANDIS; and/or

        (iii) exercise any and all other rights available to the Purchaser under this Supplemental Agreement or any of the other Transaction Documents or at law or in equity.

24.2 Upon the occurrence of any Insolvency Event in relation to the Seller, automatically and without any notice to the Seller:

          (i) the obligation of the Purchaser to purchase any Receivable shall terminate;

         (ii) the Seller shall repurchase immediately the Purchased Receivable if the Scheduled Due Date has not been determined, in which event the provisions contained in CLAUSES 14.2 TO 14.4 shall be applied MUTATIS MUTANDIS; and/or

        (iii) the Purchaser may exercise any and all other rights available to the Purchaser under this Supplemental Agreement or any of the other Transaction Documents or at law or in equity.

24.3 Upon the breach of CLAUSE 11.3, the Seller shall, upon the request of the Purchaser, deliver to the Purchaser either (i) funds in an amount equal to the Face Amount of the Purchased Receivable or (ii) a standby letter of credit with a stated amount equal to the Face Amount of the Purchased Receivable.

          (i) The Purchaser shall hold any funds delivered to it pursuant to clause (i) of the first sentence of this CLAUSE 24.3 in an interest bearing account in the name of the Seller as security for the performance by the Seller of its obligations under this Supplemental Agreement and the other Transaction Documents. The Seller hereby grants to the Purchaser, as security for such obligations, a security interest in such funds and such account and agrees to perform such other actions as the Purchaser may request to establish, perfect, maintain and protect such security interest prior to the rights of others in such funds and such account.

         (ii) Any standby letter of credit delivered to the Purchaser pursuant to clause (ii) of the first sentence of this CLAUSE 24.3 shall be in a form and substance and issued by a bank acceptable to the Purchaser. The Purchaser shall have the right to draw under any such letter of credit for any amounts payable to the Purchaser hereunder which are not paid to the Purchaser when due.

Upon the payment or repurchase of the Purchased Receivable and the satisfaction by the Seller of all its obligations under this Supplemental Agreement and the other Transaction Documents, the Purchaser shall (A) deliver to the Seller the funds, if any, remaining in any account established pursuant to clause (i) above or (B) return to the Seller any letter of credit delivered to the Purchaser pursuant to clause (ii) above, if any amounts remain available for drawing thereunder.


                                     PART 12

                                  MISCELLANEOUS

25.  DEFAULT INTEREST AND INDEMNITY

25.1 If any sum due and payable by or on behalf of a party hereto (the "Payer") to the other party (the "Payee") hereunder is not paid on the due date therefor in accordance with the provisions hereof or if any sum due and payable by the Payer under any judgment of any court in connection herewith is not paid on the date of such judgment (the balance of such sum for the time being unpaid being herein referred to as an "unpaid sum"), an unpaid sum shall bear interest at the rate PER ANNUM which is equal to the Daily Rate plus two percent (2%), such rate to change from time to time as the Daily Rate changes, for the period beginning on, and including, such due date or, as the case may be, the date of such judgment and ending on, but excluding, the date upon which the obligation of the Payer to pay such sum is discharged (calculated on the basis of a year of 360 days). Such default interest shall be payable upon demand of the Payee.

25.2 Each of the Seller and the Collection Agent undertakes to indemnify the Purchaser against any loss or expense, including legal fees reasonably incurred, which the Purchaser may sustain or incur as a consequence of any default by the Seller or the Collection Agent (as the case may be) in the performance of any of the obligations expressed to be assumed by it in this Supplemental Agreement.

26.  FEES, COSTS AND EXPENSES AND STAMP DUTY

26.1 The Seller shall, from time to time upon demand of the Purchaser reimburse the Purchaser for all costs and expenses (including reasonable legal fees) incurred by it in or in connection with the negotiation, preparation and execution of this Supplemental Agreement, the Assignment and the other Transaction Documents or any amendment thereto or any waiver thereof.

26.2 The Seller or the Collection Agent will, upon demand, pay to the Purchaser and any permitted assignee in accordance with this Supplemental Agreement, the amount of any and all reasonable expenses, including all court costs and attorneys' fees and expenses, which the Purchaser and any permitted assignee may incur in connection with the exercise or enforcement against the Seller or the Collection Agent of any of their respective rights or interests under this Supplemental Agreement, the Assignment or any other Transaction Document or any amendment thereto or any waiver thereof.

26.3 The Seller shall be responsible for all stamp duties, registration fees and taxes to which this Supplemental Agreement, the Assignment, any other Transaction Document, any transaction contemplated hereby or thereby or any order or judgment given in connection herewith or therewith are or at any time may be subject.

27.  BENEFIT OF AGREEMENT

27.1 This Supplemental Agreement, the Assignment and the other Transaction Documents shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns.

27.2 The Seller and the Collection Agent shall not be entitled to assign or transfer all or any of their rights, benefits and obligations under this Supplemental Agreement, the Assignment or any other Transaction Document.

27.3 The Purchaser shall be entitled to assign or transfer all or any of its rights, benefits and obligations under this Supplemental Agreement, the Assignment and the other Transaction Documents with the consent of the Seller, which consent shall not be unreasonably withheld or delayed.

28.  REMEDIES AND WAIVERS

28.1 No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

28.2 The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

29.  PARTIAL INVALIDITY

     Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to such party or parties, it shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable other provisions hereof or such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto.

30.  COUNTERPARTS

     This Supplemental Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

31.  NOTICES

31.1 Unless otherwise stated herein, each communication to be made hereunder shall be made in writing and may be made by telex, telefax or letter.

31.2 Any communication or document to be made or delivered by any one person to another pursuant to this Supplemental Agreement shall (unless that other person has by fifteen days' written notice to the other parties hereto specified another address) be made or delivered to that other person at the address or the number identified with its signature below and shall be deemed to have been made or delivered when received by that other person Provided that each communication made by one party hereto to another shall be made to that other person at such other address or number as notified to such party by that other person from time to time.

31.3 Each communication and document made or delivered by one person to another person pursuant hereto shall be in the English language or in Japanese accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

32.  PRIOR UNDERSTANDINGS

32.1 This Supplemental Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior understandings and agreements, whether written or oral.

32.2 This Supplemental Agreement is a supplement to and a part of the Existing Receivables Agreement.

                                     PART 13

                              LAW AND JURISDICTION

33.  GOVERNING LAW

     This Supplemental Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

34.  JURISDICTION

34.1 Each of the parties hereto irrevocably agrees that the courts of the State of California and the courts of the United States of America for the Northern District of California shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplemental Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

34.2 Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts referred to in CLAUSE 34.1 being nominated as the forums to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplemental Agreement and agrees not to claim that such courts are not convenient or appropriate forums.

34.3      The submission to the jurisdiction of the courts referred to in CLAUSE
34.1 shall not (and shall not be construed so as to) limit the right of any party hereto to take proceedings against the other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

34.4 Each of the parties hereto hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Supplemental Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any party whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

                     [The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed on the day and year first before written.

                              LRC

                              LAM RESEARCH CORPORATION


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                              Address: 47300 Bayside Parkway
                                       Fremont, CA 94538
                              Attn:    Yuko Hashimoto
                              Fax:     (510) 659-6454
                              Tel:     (510) 438-4887


                              ABN CAYMAN

                              ABN AMRO BANK N.V.,
                              CAYMAN ISLANDS BRANCH


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                              Address: c/o San Francisco
                             International Branch
                                       101 California Street
                                       Suite 4550
                                       San Francisco, CA 94111
                              Attn:    Robert N. Hartinger/
                                       Gloria Lee
                              Fax:     (415) 362-3524
                              Tel:     (415) 984-3710

                              THE SELLER AND THE COLLECTION AGENT

                              LAM RESEARCH CO., LTD.


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                              Address:  1-1-10, Oyama,
                                        Sagamihara-shi,
                                        Kanagawa

                              Attn:
                                        -------------------
                              Fax:
                                        -------------------
                              Tel:
                                        -------------------


                              THE PURCHASER

                              ABN AMRO BANK N.V.,
                              TOKYO BRANCH


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------
                              Address:  Shiroyama JT Mori Building, 3-1
                                        4-chome
                                        Toranomon
                                        Minato-ku
                                        Tokyo
                              Attn:     Takamaso Marito
                              Fax:
                                        ------------------
                              Tel:
                                        ------------------

                               THE FIRST SCHEDULE

                            DESCRIPTION OF RECEIVABLE


     Describe Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.

                                       1-1

                               THE SECOND SCHEDULE

                       CONDITIONS PRECEDENT TO THE CLOSING

1. The receipt by the Purchaser on or prior to the Closing Date, each in form and substance reasonably satisfactory to the Purchaser, of:

     (a) a copy, certified as of the Closing Date as a true copy by a duly authorized officer of the Seller, of the resolutions of the Seller's board of directors approving:

          (i) the outright transfer of all the Seller's right, title and interest in and to the Receivable; and

          (ii) the execution and delivery on behalf of the Seller of this Supplemental Agreement, the Assignment and all other Transaction Documents to which the Seller is to be a signatory;

     (b) a copy, certified as of the Closing Date as a true copy by a duly authorized officer of the Seller, of the Articles of Incorporation and bylaws of the Seller;

     (c) a certified copy, as of the date which is as close as practically possible to the Closing Date, of a commercial registry of the Seller;

     (d) an incumbency certificate, certified as of the Closing Date by a duly authorized officer of the Seller, setting forth the name(s), title(s) and specimen signature(s) of individual(s) authorized to execute and deliver on behalf of the Seller this Supplemental Agreement, the Assignment and all other Transaction Documents to which the Seller is to be a signatory;

     (e)  the Guaranty, duly executed by LRC;

     (f) a copy, certified as of the Closing Date as a true copy by a duly authorized officer of LRC, of the resolutions of LRC's board of directors approving the execution and delivery on behalf of LRC of this Supplemental Agreement,

                                     2-1
     the Guaranty and all other Transaction Documents to which LRC is to be a signatory;

     (g) a copy, certified as of the Closing Date as a true copy by a duly authorized officer of LRC, of the Articles of Incorporation and bylaws of LRC;

     (h) good standing certificates from California and Delaware, as of dates which are as close as practicably possible to the Closing Date, for LRC;

     (i) an incumbency certificate, certified as of the Closing Date by a duly authorized officer of LRC, setting forth the name(s), title(s) and specimen signature(s) of individual(s) authorized to execute and deliver on behalf of LRC this Supplemental Agreement, the Guaranty and all other Transaction Documents to which LRC is to be a signatory;

     (j) the Assignment, appropriately completed and duly executed by the Seller and the Purchaser;

     (k) the Purchase Orders, invoices, and other written documents, instruments and agreements constituting the Sales Agreements and Records relating to the Receivable and the related Equipment;

     (l) the original of any note or other instrument evidencing the Purchased Receivable, duly endorsed by the Seller to the Purchaser;

     (m) the Perfection Document(s) for the assignment of the Receivable, duly executed by the Seller;

     (n) Such other documents, instruments and agreements as the Purchaser may request to establish and perfect the interests granted to the Purchaser in this Supplemental Agreement, the Assignment and the other Transaction Documents;

     (o) such financial statements and other financial information for LRC as the Purchaser may reasonably request;

     (p) an opinion, dated the Closing Date and addressed to the Purchaser, from Jan Kang, counsel to LRC, in a form and substance reasonably satisfactory to the Purchaser; and

                                       2-2

     (q) such other instruments, agreements, certificates, opinions and other documents as the Purchaser may reasonably request.

2. The representations and warranties set forth in CLAUSE 9.1 and in the FIFTH SCHEDULE shall be true and correct on and as of the Closing Date by reference to the facts and circumstances then existing.

3. Neither a Termination Event nor a Potential Termination Event shall have occurred and remain unremedied on the Closing Date.

4. No event which could have a Material Adverse Effect on the Seller shall have occurred and be continuing on the Closing Date.

                                       2-3

                               THE THIRD SCHEDULE

          PART 1 - FORM OF ASSIGNMENT OF THE RECEIVABLE

THIS ASSIGNMENT made on ________, 1995 BY:

(1)  LAM RESEARCH CO., LTD.(the "Seller")

IN FAVOR OF:

(2)  ABN AMRO BANK N.V., Tokyo Branch (the "Purchaser")

WITNESSES as follows:

1.   Interpretation

1.1 In this Assignment "Purchase Agreement" means the Supplemental Receivables Purchase Agreement dated as of June 28, 1995 among (1) LRC, (2) ABN Cayman,
     (3) the Seller, in its capacity as the Seller, (4) the Purchaser and (5) the Seller, in its capacity as the Collection Agent.

1.2 Terms defined in the Purchase Agreement have the same meaning in this Assignment.

1.3  Headings in this Assignment are for ease of reference only.

2.   Transfer

2.1 Subject to, and in accordance with, the terms and conditions of the Purchase Agreement, the Seller hereby sells and assigns to the Purchaser (by way of outright assignment and not merely by way of security) all of the Seller's right, title and interest in and to the Receivable (the "Assigned Receivable") described in Exhibit A hereto, to all Collections thereof and to the Related Security relating thereto and all proceeds thereof.

2.2 The Tentative Acceptance Date, the Tentative Credit Period, the Tentative Due Date, the Discount Rate and the Purchase Price for the Assigned Receivable shall be as set forth under the description of such Assigned Receivable in Exhibit A.

                                     3(1)-1

2.3 In accordance with Clause 4.1 of the Purchase Agreement, the aggregate Purchase Price for the Assigned Receivable shall be Y ______________.

3.   Representations and Warranties

     The Seller hereby represents and warrants to the Purchaser as of the date hereof in the terms set out in Clause 9 of the Purchase Agreement by reference to the facts and circumstances currently existing.

4.   Governing Law and Jurisdiction

4.1 This Assignment is governed by, and shall be construed in accordance with, the laws of the State of California.

4.2 Both of the parties hereto agree that the courts of the State of California and the courts of the United States of America for the Northern District of California shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purpose, irrevocably submits to the jurisdiction of such courts.

4.3 Both of the parties hereto irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 4.2 being nominated as the forums to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agree not to claim that such courts are not convenient or appropriate forums.

4.4  The submission to the jurisdiction of the courts referred to in a Clause
     4.2 shall not (and shall not be construed so as to) limit the right of either of the Seller or the Purchaser to take proceedings against the other in any other court of competent jurisdiction or shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

4.5 Each of the Seller and the Purchaser hereby consents generally in respect of any legal action or proceeding

                                     3(1)-2
     arising out of or in connection with this Assignment to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

                                     3(1)-3

AS WITNESS the hands of the duly authorized representative(s) of the parties hereto the day and year first above written.

                              LAM RESEARCH CO., LTD.


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                              ABN AMRO BANK N.V.,
                              TOKYO BRANCH


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                                     3(1)-4

                           EXHIBIT A TO THE ASSIGNMENT

                       DESCRIPTION OF ASSIGNED RECEIVABLE


     (a)  Describe Assigned Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.

     (b) The Tentative Acceptance Date, the Tentative Credit Period, the Tentative Due Date, the Discount Rate and the Purchase Price for the Assigned Receivable described above are as follows:

               (i)  The Tentative Acceptance Date is _______________;

              (ii)  The Tentative Credit Period is _______________;

             (iii)  The Tentative Due Date is _______________;

              (iv) The Discount Rate is the LIBOR Based Rate, which is ____ percent (__%) PER ANNUM; and

               (v) In accordance with CLAUSE 4.1 of the Purchase Agreement, the Purchase Price of the Assigned Receivable shall be Y
                    _____________.

                                   3(1) (A)-1

                   PART 2 - FORM OF REASSIGNMENT OF RECEIVABLE

THIS ASSIGNMENT made on [date]

By:

(1)  ABN AMRO BANK N.V., Tokyo Branch ("ABN Tokyo")

IN FAVOR OF:

(2)  LAM RESEARCH CO., LTD. ("LRCL")

WITNESSES as follows:

1.   Interpretation

1.1 In this Assignment "Purchase Agreement" means the receivables purchase agreement dated as of June 28, 1995 among (1) LRC, (2) ABN Cayman, (3) LRCL, in its capacity as the Seller, (2) ABN Tokyo, in its capacity as the Purchaser and (3) LRCL, in its capacity as the Collection Agent.

1.2 Terms defined in the Purchase Agreement have the same meaning in this Assignment.

1.3  Headings in this Assignment are for ease of reference only.

2.   Transfer

2.1 Subject to, and in accordance with, the terms and conditions of the Purchase Agreement, ABN Tokyo hereby sells and assigns to LRCL (by way of outright assignment and not merely by way of security, and without any representation or warranty on the part of ABN Tokyo except for the representation set out in Clause 2.2) all of ABN AMRO's right, title and interest in and to the Receivable (the "Assigned Receivable") described in Exhibit A hereto, to all Collections thereof and to the Related Security relating thereto and all proceeds thereof.

2.2 ABN Tokyo hereby represents and warrants to LRCL that as of the date hereof ABN Tokyo has not sold, transferred, assigned, created security interests in or otherwise disposed of the Assigned Receivable.

                                     3(2)-1

3.   Governing Law and Jurisdiction

3.1 This Assignment is governed by, and shall be construed in accordance with, the laws of the State of California.

3.2 Both of the parties hereto agree that the courts of the State of California and the courts of the United States of America for the Northern District of California shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purpose, irrevocably submits to the jurisdiction of such courts.

3.3 Both of the parties hereto irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 3.2 being nominated as the forums to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agree not to claim that such courts are not convenient or appropriate forums.

3.4 The submission to the jurisdiction of the courts referred to in Clause 3.2 shall not (and shall not be construed so as to) limit the right of either of ABN Tokyo or LRCL to take proceedings against the other in any other court of competent jurisdiction or shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.


AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first above written.

                              LAM RESEARCH CO. LTD.


                              By:___________________________________
                                  Name:_____________________________
                                  Title:____________________________



                                     3(2)-2

                              ABN AMRO BANK N.V.,
                              TOKYO BRANCH


                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------



                              By:
                                  ------------------------------
                                  Name:
                                        ------------------------
                                  Title:
                                         -----------------------

                                     3(2)-3

                           EXHIBIT A TO THE ASSIGNMENT

                       DESCRIPTION OF ASSIGNED RECEIVABLE

     Describe Assigned Receivable by:

               (i)  Face Amount;

              (ii)  Description of Equipment sold;

             (iii)  Date of Purchase Order from the Buyer;

              (iv)  Date of Shipment to the Buyer;

               (v)  Name of End-User of the Equipment;

              (vi) Whether a promissory note has been or is expected to be issued by the Buyer and, if issued, the date, principal amount and maturity date thereof.

                                   3(2) (A)-1

                               THE FOURTH SCHEDULE

                               TERMINATION EVENTS

1. The Seller or LRC breaches any of its obligations under this Supplemental Agreement or any of the other Transaction Documents and such breach is not remedied, if it is capable of being remedied, within five (5) business days in the case of the obligation to pay monies or ten (10) business days in the case of other obligations;

2. Any Insolvency Event relating to the Seller or LRC occurs or the Seller or LRC becomes unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due or ceases to carry on its business;

3.   Any representation or warranty set forth in CLAUSE 9.1 or in the FIFTH
     SCHEDULE is incorrect when made;

4. The adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof after the date of this Supplemental Agreement makes it unlawful or impossible for any party to this Supplemental Agreement or any of the other Transaction Documents to perform its obligation hereunder or thereunder;

5. LRC fails to pay any Debt in the aggregate amount in excess of U.S. $10,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any other default under any agreement or instrument relating to any such Debt or any other event occurs and continues after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt, or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly schedule required prepayment) prior to the stated maturity thereof; or

                                       4-1

6. A material adverse change occurs in the financial condition of LRC as shown by the Original Financial Statements of LRC which has had or can reasonably be expected to have a Material Adverse Effect.

                                       4-2

                               THE FIFTH SCHEDULE

                  PART 1 : REPRESENTATIONS AS TO MATTERS OF LAW

1. Each of the Seller and LRC is a corporation duly organized and is validly existing under the laws of its jurisdiction of incorporation with power to enter into this Supplemental Agreement, the Assignment and the other Transaction Documents to be entered into by it in respect of any Receivable assigned or scheduled to be assigned pursuant hereto and to exercise its rights and perform its obligations hereunder and thereunder and all corporate and other action required to authorize its execution of all such documents and its performance of its obligations hereunder and thereunder has been duly taken.

2. Each of the Seller and LRC has all corporate power and all governmental licenses, authorizations, consents and approvals to carry on its business in the jurisdictions where it conducts business.

3. The execution and delivery of this Supplemental Agreement, the Assignment and the other Transaction Documents and the performance of the transactions contemplated hereby by the Seller and LRC require no action by or in respect of, or filing, recording or enrolling with, any governmental body, agency, court official or other authority, and do not contravene, or constitute a default under, any provision of applicable law or regulation or its Articles of Incorporation or other internal regulations or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or LRC or any of their assets.

4. The claims of the Purchaser against the Seller and LRC under this Supplemental Agreement and the other Transaction Documents will rank at least pari passu with the claims of all their other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency or other similar laws of general application.

5. In any proceedings taken in relation to this Supplemental Agreement, the Assignment and the other Transaction Documents, neither the Seller nor LRC will be entitled to

                                       5-1
     claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

6. In any proceedings taken in relation to this Supplemental Agreement, the Assignment and the other Transaction Documents, the choice of California law by the Seller and LRC as the governing law of this Supplemental Agreement, the Assignment and the other Transaction Documents, as the case may be, will be recognized and enforced subject to bankruptcy, insolvency, moratorium or other similar laws affecting creditor's rights generally and to principles of equity.

7. All acts, conditions and things required to be done, fulfilled and performed by the Seller and LRC in order (a) to enable the Seller and LRC lawfully to enter into, exercise their rights under and perform and comply with the obligations expressed to be assumed by them in this Supplemental Agreement, the Assignment and the other Transaction Documents, (b) to ensure that the obligations expressed to be assumed by the Seller and LRC in this Supplemental Agreement, the Assignment and the other Transaction Documents are legal, valid and binding on them and (c) to make this Supplemental Agreement, the Assignment and the other Transaction Documents admissible in evidence in California and Japan have been done, fulfilled and performed.

8. Under the laws of Japan in force as at the date of making this representation, it is not necessary that this Supplemental Agreement, the Assignment and the other Transaction Documents be filed, recorded or enrolled with any court or other authority in Japan or that any stamp, registration or similar tax be paid on or in relation to this Supplemental Agreement, the Assignment and the other Transaction Documents.

9. The obligations expressed to be assumed by the Seller and LRC in this Supplemental Agreement, the Assignment and the other Transaction Documents are legal and valid obligations binding on them and enforceable in accordance with their respective terms.

                 PART 2 : REPRESENTATIONS AS TO MATTERS OF FACT


                                       5-2

1. Neither the Seller nor LRC has taken any corporate action nor have legal proceedings been started or threatened (to the best of its knowledge and belief) against the Seller or LRC for its winding-up, dissolution, rehabilitation or reorganization or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar office of it or of any or all of its assets or revenues.

2. No action or administrative proceeding of or before any court or agency has been started or threatened against the Seller or LRC which might, if it were adversely determined, reasonably be expected to have a Material Adverse Effect.

3. The Original Financial Statements of LRC were prepared in accordance with accounting principles generally accepted in the United States and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition at the date as of which they were prepared and the results of its operations during the financial year then ended.

4. Since publication of the Original Financial Statements of LRC, there has been no change in its financial condition or operations of LRC so as to have a Material Adverse Effect.

                                       5-3

                               THE SIXTH SCHEDULE

               COVENANTS AND UNDERTAKINGS OF THE COLLECTION AGENT

The Collection Agent hereby covenants with the Purchaser that it shall at all times:

     (i) give such time and attention and exercise the same degree of care, responsibility, diligence, prudent and skill with respect to the servicing, collection and administration of the Purchased Receivable and all related function as if it were performing such functions on its own behalf;

     (ii) take all action to ensure that all Purchased Receivable are paid promptly in accordance with the terms of this Supplemental Agreement and the related Sales Agreements;

     (iii)     promptly pay to the Purchaser all Collections;

     (iv) keep proper, complete, accurate and up to date Records in a manner acceptable to the Purchaser;

     (v) keep and maintain Records, on a Receivable-by-Receivable basis, for the purposes of identifying, in particular, at any time, any amount paid by and to the Buyer, any amount due by or to the Buyer and the source of receipts for all Collections;

     (vi) permit audit and inspection under its guidance of its Records by or on behalf of the Purchaser during normal working hours upon reasonable notice and with reasonable frequency;

     (vii) notify the Purchaser of material developments in the Seller's performance of its obligations under the Sales Agreements, including, but not limited to, the Shipment, the Acceptance and the Partial Acceptance of the Equipment and the refusal thereof by the Buyer;

     (viii) notify the Purchaser of the Scheduled Due Date and (if applicable) the Revised Face Amount promptly

                                       6-1
               after it is confirmed between the Seller and the Buyer and, if the payment by the Buyer of the relevant Purchased Receivable is to be made on the date which is not the Scheduled Due Date, notify the Purchaser of such date of payment at least one business day prior to the Scheduled Due Date or such date of payment, whichever comes earlier;

     (ix) use its best endeavors to maintain records of all correspondence with the Buyer in respect of the Purchased Receivable;

     (x) promptly obtain, comply in all material respects with the terms of and do all that is necessary and within its control to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of the United States and Japan to enable it lawfully to enter into and perform its obligations under this Supplemental Agreement and the other Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence of such documents;

     (xi) do all things necessary to remain duly organized, validly existing under the laws of Delaware and maintain all requisite authority to conduct its business in California;

     (xii) comply in all respects which could be regarded as material in the context of the transactions contemplated by this Supplemental Agreement, with all laws, rules, regulations, orders, writs, judgements, injunctions decrees or awards to which it may be subject;

     (xiii) maintain sufficient operating procedures, employees and other resources to perform its obligations as Collection Agent hereunder; and

     (xvi) submit to Purchaser a monthly report relating to the Purchased Receivable and the Buyer in such a form as is reasonably requested by the Purchaser.

                                       6-2

                              THE SEVENTH SCHEDULE


                                    GUARANTY


     THIS GUARANTY, dated as of June 28, 1995, is executed by LAM RESEARCH CORPORATION, a Delaware corporation ("GUARANTOR"), in favor of ABN AMRO BANK N.V. ("PURCHASER").


                                    RECITALS

     A. At the request of Guarantor, Purchaser, acting through its Tokyo Branch, has entered into a Supplemental Receivables Purchase Agreement dated as of June 28, 1995 (the "SUPPLEMENTAL PURCHASE AGREEMENT") with Purchaser and Lam Research Co., Ltd., a Japanese corporation which is a wholly-owned subsidiary of Guarantor ("SELLER"), pursuant to which (i) Purchaser has agreed to purchase from Seller a certain account, promissory note or other obligation payable to Seller (the "RECEIVABLE") upon the terms and subject to the conditions set forth in the Supplemental Purchase Agreement and (ii) Seller has agreed to act as collection agent for the Receivable so purchased by Purchaser from Seller (the "PURCHASED RECEIVABLE").

     B. Purchaser's obligation to purchase the Receivable from Seller under the Supplemental Purchase Agreement is subject, among other conditions, to receipt by Purchaser of this Guaranty, duly executed by Guarantor.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Purchaser as follows:

     1.   DEFINITIONS AND INTERPRETATION.

          (a) DEFINITIONS. Unless otherwise indicated in this Guaranty, each term set forth in SCHEDULE 1, when used in this Guaranty, shall have the respective meaning given to

                                       7-1
     that term in SCHEDULE 1 or in the provision of this Guaranty referenced in
     SCHEDULE 1.

          (b) OTHER INTERPRETIVE PROVISIONS. Headings in this Guaranty are for convenience of reference only and are not part of the substance hereof.
     All terms defined in this Guaranty in the singular form shall have comparable meanings when used in the plural form and VICE VERSA. This Guaranty shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. References in this Guaranty to any document, instrument or agreement
     (i) shall include all exhibits, schedules and other attachments thereto,
     (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

     2. CONTINUING GUARANTY. Guarantor unconditionally guarantees and promises to pay and perform as and when due, upon the demand of Purchaser, (a) all obligations of the obligor under the Purchased Receivable ("BUYER") and (b) all obligations of Seller under the Supplemental Purchase Agreement and all other documents, instruments and agreements delivered to Purchaser in connection therewith (collectively, including this Guaranty, the "TRANSACTION DOCUMENTS") (all such obligations, including the obligations described in CLAUSE (A) above, to be referred to herein collectively as the "GUARANTEED OBLIGATIONS"). Guarantor shall make all payments required hereunder to Purchaser, or its order, at Purchaser's office located at the address set forth in SUBPARAGRAPH 8(A) hereof, or at such other office as Purchaser may designate, on demand in such lawful currency as is required by SUBPARAGRAPH 8(D) hereof. Notwithstanding any termination of this Guaranty in accordance with PARAGRAPH 6 hereof, this Guaranty shall continue to be in full force and effect and applicable to any Guaranteed Obligations arising thereafter which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by Purchaser after receipt. The liability of Guarantor hereunder is independent of the obligations of Seller and Buyer, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against

                                       7-2

Seller, Buyer or any other guarantor of the Guaranteed Obligations or whether Seller, Buyer or any other guarantor of the Guaranteed Obligations is joined in any such action or actions. This Guaranty is a guaranty of payment and not of collection.

                                       7-3

     3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Purchaser, as of the date hereof, the date the Receivable is purchased pursuant to the Supplemental Purchase Agreement and each other date on which Seller makes (pursuant to CLAUSE 12.1 OF THE SUPPLEMENTAL PURCHASE AGREEMENT or otherwise) the representations and warranties set forth in the SIXTH SCHEDULE TO THE SUPPLEMENTAL PURCHASE AGREEMENT, that (a) each of Guarantor and Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to qualify could not have a Material Adverse Effect; (b) the execution, delivery and performance by Guarantor and Seller of this Guaranty and the other Transaction Documents are within the power of Guarantor and Seller and have been duly authorized by all necessary actions on the part of Guarantor and Seller; (c) this Guaranty and the other Transaction Documents have been duly executed and delivered by Guarantor and Seller and constitute legal, valid and binding obligations of Guarantor and Seller, enforceable against them in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally; (d) the execution, delivery and performance of this Guaranty and the other Transaction Documents do not (i) violate any Requirement of Law, (ii) contravene any material Contractual Obligation, or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Guarantor or Seller; (e) no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance of this Guaranty and the other Transaction Documents, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect; (f) each of Guarantor and Seller has paid all taxes and other charges imposed by any Governmental Authority due and payable by Guarantor or Seller other than those which are being challenged in good faith by appropriate proceedings and for which adequate reserves have been established; (g) neither Guarantor nor Seller is in violation of any Requirement of Law or Contractual Obligation other than those the consequences of which could not have a Material Adverse

                                       7-5

Effect; (h) the financial statements of Guarantor and Seller which have been delivered to Purchaser fairly present the respective financial positions and results of Guarantor and Seller for the periods and as of the dates covered thereby; (i) no litigation, investigation or proceeding of any Governmental Authority is pending or, to the knowledge of Guarantor, threatened against Guarantor or Seller which, if adversely determined, could have a Material Adverse Effect; (j) Seller is a wholly-owned subsidiary of Guarantor; (k) the obligations of Guarantor hereunder rank at least pari passu with all other unsecured debt of Guarantor; and (l) no event or condition which could have a Material Adverse Effect has occurred or arisen and is continuing.

     4. COVENANTS. Until the Supplemental Purchase Agreement is terminated and the Purchased Receivable is paid in full, Guarantor hereby agrees (a) to deliver to Purchaser (i) within 55 days after the last day of each of its fiscal quarters, its financial statements for such quarter, (ii) within 100 days after the last day of each of its fiscal years, its audited financial statements for such year, (iii) notice of any Potential Termination Event, any Termination Event or any other default under the Transaction Documents or of any other event or condition which could have a Material Adverse Effect, and (iv) such other information regarding the business, operations or financial or other condition of Guarantor or Seller as Purchaser may reasonably request; (b) to keep, and cause Seller to keep, proper books of record and account and to permit Purchaser to examine the same; (c) to the extent failure to do so could have a Material Adverse Effect, to comply and cause Seller to comply with all Requirements of Law and Contractual Obligations; (d) to maintain and cause Seller to maintain its corporate existence and all rights, privileges and franchises necessary for the conduct of its business; (e) to cause the obligations of Guarantor hereunder to rank at least pari passu with all other unsecured debt of Guarantor at all times; (f) to maintain, at all times, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00; (g) to maintain, at all times, Tangible Net Worth of not less than the Tangible Net Worth Requirements at such times; and (h) to maintain, at all times, a ratio of Total Debt LESS Subordinated Debt to Capital of no more than 0.50 to 1.00.

     5. AUTHORIZED ACTIONS. Guarantor authorizes Purchaser, in its discretion, without notice to Guarantor, irrespective of any

                                       7-6
change in the financial condition of Seller, Guarantor, Buyer or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to (a) purchase from Seller new Receivables and create new Guaranteed Obligations, and, either before or after receipt of notice of revocation, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Purchased Receivable and Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest or discount thereon; (b) take and hold security for the payment or performance of the Purchased Receivable and Guaranteed Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against Seller, Guarantor, Buyer, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Purchased Receivable or Guaranteed Obligations; and (g) assign the Purchased Receivable, the Guaranteed Obligations, this Guaranty, or the other Transaction Documents in whole or in part.

     6.   WAIVERS.  Guarantor waives (a) any right to require Purchaser to
(i) proceed against Seller, Buyer or any other guarantor with respect to the Guaranteed Obligations, (ii) proceed against or exhaust any security received from Seller, Buyer or any other guarantor with respect to the Guaranteed Obligations, or (iii) pursue any other remedy in Purchaser's power whatsoever;
(b) any defense arising by reason of the application by Seller of the proceeds of any purchase; (c) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Seller, Buyer, any other guarantor with respect to the Guaranteed Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;
(d) any setoff or counterclaim of Seller or any defense which results from any disability or other defense of Seller or the cessation or stay of enforcement from any cause whatsoever of the liability of Seller (including, without limitation, the lack of

                                       7-7
validity or enforceability of any Transaction Document); (e) any right to exoneration of sureties which would otherwise be applicable; (f) until all obligations of Purchaser under the Transaction Documents have been terminated and the Guaranteed Obligations have been fully satisfied, any right of subrogation or reimbursement and, if there are any other guarantors of the Guaranteed Obligations, any right of contribution, and right to enforce any remedy which Purchaser now has or may hereafter have against Seller, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser; (g) all presentments, demands for performance, notices of non-performance, notices delivered under the Supplemental Purchase Agreement or any other Transaction Document, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Purchased Receivable or Guaranteed Obligations and notices of any public or private foreclosure sale; (h) the benefit of any statute of limitations to the extent permitted by law; (i) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; (j) any right to be informed by Purchaser of the financial condition of Seller, Buyer or any other guarantor with respect to the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Purchased Receivable or Guaranteed Obligations; and (k) any right to revoke this Guaranty prior to the termination of the Transaction Documents and the satisfaction in full of all the Guaranteed Obligations. Guarantor has the ability and assumes the responsibility for keeping informed of the financial condition of Seller, the Buyers and any other guarantors of the Guaranteed Obligations and of other circumstances affecting such nonpayment and nonperformance risks. Without limiting the scope of any of the foregoing waivers, Guarantor hereby waives (i) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Seller by the operation of Section 580d of the Code of Civil Procedure or otherwise, (ii) all rights and defenses Guarantor may have by reason of protection afforded to Seller with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation,
Section 580a, 580b, 580d, or 726 of the California

                                       7-8

Code of Civil Procedure, and (iii) all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

     7. SUBORDINATION. Guarantor hereby subordinates any obligations of Seller to Guarantor (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations as provided in this PARAGRAPH 7. Until the occurrence of a Potential Termination Event or Termination Event, Guarantor may receive regularly scheduled payments from Seller on account of Subordinated Obligations. Upon the occurrence and during the continuance of any Potential Termination Event or Termination Event, however:

          (a) Purchaser shall be entitled to receive payment of all Guaranteed Obligations before Guarantor receives payment of any Subordinated Obligations;

          (b) Any payments on the Subordinated Obligations, if Purchaser so requests, shall be collected, enforced and received by Guarantor as trustee for Purchaser and be paid over to Purchaser on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty; and

          (c) Purchaser is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations and
     (ii) to require Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such Subordinated Obligations to Purchaser for application to the Guaranteed Obligations.

                                       7-9

     8.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Purchaser or Guarantor under this Guaranty shall be in writing and telecopied, mailed or delivered to each party at its telecopier number or address set forth below (or to such other telecopier number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when telecopied, upon confirmation of receipt.

          PURCHASER: ABN AMRO Bank N.V.
                     101 California Street
                     Suite 4550
                     San Francisco, California  94111-5812
                     Attn:  Robert N. Hartinger
                     Telephone:  (415) 984-3710
                     Facsimile:  (415) 362-3524

          GUARANTOR: Lam Research Corporation
                     47300 Bayside Parkway
                     Fremont, California  94538
                     Attn:  Yuko Hashimoto
                     Telephone:  (510) 438-4887
                     Facsimile:  (510) 661-1586

          (b) EXPENSES. Guarantor shall pay on demand, whether or not any Receivable is purchased under the Transaction Documents, (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Guaranty and the other Transaction Documents, and the preparation, execution and delivery of amendments and waivers hereunder and thereunder; and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and

                                      7-10
     expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Guaranty or any of the Guaranteed Obligations or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Transaction Documents or the Guaranteed Obligations or any bankruptcy or similar proceeding involving Guarantor, Seller or any of their affiliates).

          (c) INDEMNIFICATIONS. To the fullest extent permitted by law, Guarantor agrees to protect, indemnify, defend and hold harmless Purchaser and its affiliates and their respective directors, officers, employees, agents and advisors ("INDEMNITEES") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any and all suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to this Guaranty or the other Transaction Documents, including without limitation any use by Guarantor of any proceeds of any Receivable purchases, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Purchaser believes is covered by this indemnity, Purchaser shall give Guarantor reasonable notice of the matter and an opportunity to defend it, at Guarantor's sole cost and expense, with legal counsel satisfactory to Purchaser. Any failure or delay of Purchaser so to notify Guarantor of any such suit, claim or demand shall not relieve Guarantor of its obligations under this SUBPARAGRAPH 8(c) but shall reduce such obligations to the extent of any increase in those obligations caused solely by such failure or delay. The obligations of Guarantor under this SUBPARAGRAPH 8(c) shall survive the payment and performance of the Guaranteed Obligations.

          (d)  CURRENCY OF PAYMENT.

               (i) Guarantor shall make all payments of the Guaranteed Obligations hereunder in the currency in

                                      7-11
          which such Guaranteed Obligations are required to be paid by Seller pursuant to the other Transaction Documents and shall make all other payments hereunder in the lawful currency of the United States.

              (ii) If any sum due from Guarantor under this Guaranty or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (A) making or filing a claim or proof against Guarantor with any Governmental Authority, (B) obtaining an order or judgment in any court or other tribunal or (C) enforcing any order or judgment given or made in relation hereto, Guarantor shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (1) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (2) the rate or rates of exchange at which such Person may, using reasonable efforts in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such obligations.

          (e) WAIVERS; AMENDMENTS. Any term, covenant, agreement or condition of this Guaranty may be amended or waived if such amendment or waiver is in writing and is signed by Guarantor and Purchaser. No failure or delay by Purchaser in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the

                                      7-12
     specific instance and for the specific purpose for which given.

          (f) ASSIGNMENTS. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Purchaser and their respective successors and permitted assigns, except that Guarantor may not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Purchaser. All references in this Guaranty to any Person shall be deemed to include all successors and assigns of such Person.

          (g) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Guaranty shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any Governmental Authority, the other Transaction Documents or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder.

          (h) PAYMENTS FREE OF TAXES, ETC. All payments made by Guarantor under this Guaranty shall be made by Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty. If any taxes, levies, charges or other amounts are required to be withheld from any amounts payable to Purchaser hereunder, the amounts so payable to Purchaser shall be increased to the extent necessary to yield to Purchaser (after payment of all such amounts) any such amounts payable hereunder in the amounts specified in this Guaranty. Upon request by Purchaser, Guarantor shall furnish evidence satisfactory to Purchaser that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                                      7-13

          (i) PARTIAL INVALIDITY. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

          (j) JURY TRIAL. EACH OF GUARANTOR AND PURCHASER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

          (k) SUBMISSION TO JURISDICTION. Guarantor hereby irrevocably and unconditionally:

               (i) Submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of California and the courts of the United States of America for the Northern District of California, and consents and agrees to suit being brought in such courts as Purchaser may elect;

              (ii) Waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

              (iii) Agrees that nothing herein shall affect Purchaser's right to effect service of process in any manner permitted by law, and that Purchaser shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against Guarantor in such courts or in any other court or jurisdiction in accordance with applicable law.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.

                                      7-14

                                           LAM RESEARCH CORPORATION



                                           By:
                                              ---------------------------
                                              Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------

                                      7-15

                                   SCHEDULE 1

                                   DEFINITIONS


     "BUYER" shall have the meaning given to that term in SUBPARAGRAPH 2(a) hereof.

     "CAPITAL" shall mean, at any date as of which the amount thereof shall be determined, the sum of (a) Total Debt and (b) Tangible Net Worth.

     "CONTINGENT OBLIGATION" shall mean, as applied to any Person, direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable. The amount of any Contingent Obligations shall be equal to the amount of the obligation so guaranteed or otherwise supported.

     "CONTRACTUAL OBLIGATION" of any Person shall mean, any indenture, note, security, deed of trust, mortgage, security agreement, lease, guaranty, instrument, contract, agreement or other form of obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

     "CURRENT LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, the consolidated current liabilities of Guarantor and its subsidiaries determined in accordance with GAAP.

     "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

                                     7(1)-1

     "GOVERNMENTAL RULE" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

     "GUARANTEED OBLIGATIONS" shall have the meaning given to that term in SUBPARAGRAPH 2(a) hereof.

     "GUARANTOR" shall have the meaning given to that term in the INTRODUCTORY PARAGRAPH hereof.

     "GUARANTY" shall mean this Guaranty.

     "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Guarantor or Seller; (b) the ability of Guarantor or Seller to pay or perform the Guaranteed Obligations in accordance with the terms of this Guaranty and the other Transaction Documents; or (c) the rights and remedies of Purchaser under this Guaranty, the other Transaction Documents, any Purchased Receivable or any related document, instrument or agreement.

     "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a joint venture, a trust or other entity or a Governmental Authority.

     "POTENTIAL TERMINATION EVENT" shall have the meaning given to that term in the Supplemental Purchase Agreement.

     "SUPPLEMENTAL PURCHASE AGREEMENT" shall have the meaning given to that term in RECITAL A hereof.

                                     7(1)-2

     "PURCHASED RECEIVABLE" shall have the meaning given to that term in RECITAL A hereof.

     "PURCHASER" shall have the meaning given to that term in the INTRODUCTORY PARAGRAPH hereof.

     "QUICK ASSETS" shall mean, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments (including marketable securities), with maturities not to exceed 360 days, of Guarantor and its subsidiaries determined in accordance with GAAP.

     "RECEIVABLE" shall have the meaning given to that term in RECITAL A hereof.

     "REQUIREMENT OF LAW" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SELLER" shall have the meaning given to that term in RECITAL A hereof.

     "SUBORDINATED DEBT" shall mean any debt subordinated to the obligations of Guarantor hereunder on terms acceptable to Purchaser.

     "SUBORDINATED OBLIGATIONS" shall have the meaning given to that term in PARAGRAPH 7 hereof.

     "TANGIBLE NET WORTH" shall mean, at any date as of which the amount thereof shall be determined, the consolidated total assets of Guarantor and its subsidiaries MINUS, without duplication, (a) the sum of any amounts attributable to (i) goodwill, and (ii) tangible items such as unamortized debt discount and expense,

                                     7(1)-3
patents, trade and service marks and names, copyrights, franchises, treasury stock, deferred charges and research and development expenses except prepaid expenses, AND (b) Total Liabilities.

     "TANGIBLE NET WORTH REQUIREMENT" shall mean, at any date as of which the amount thereof shall be determined, the sum of (i) $250,000,000, PLUS (ii) fifty percent (50%) of the sum of the consolidated net income of Guarantor and its subsidiaries for each quarter (excluding any quarter in which such net income was negative) which begins on or after July 1, 1994 and ends on or prior to such date of determination, PLUS (iii) one hundred percent (100%) of the net proceeds received by Guarantor and its subsidiaries from the sale of stock and other equity securities issued by Guarantor and its subsidiaries and from other equity contributions to Guarantor and its subsidiaries to the extent received on or after April 1, 1995 and on or prior to such date of determination.

     "TERMINATION EVENT" shall have the meaning given to that term in the Supplemental Purchase Agreement.

     "TOTAL DEBT" shall mean, at any date as of which the amount thereof shall be determined, the sum (without duplication) of (a) short-term bank debt, (b) current maturities of long-term debt and current portion of capitalized leases,
(c) long-term debt, (d) capitalized leases and (e) all off-balance sheet obligations including Contingent Obligations and the face amount of all outstanding letters of credit (including drawn and unreimbursed amounts).

     "TOTAL LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Guarantor.

     "TRANSACTION DOCUMENTS" shall have the meaning given to that term in SUBPARAGRAPH 2(a) hereof.

                                     7(1)-4